UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 18, 2007
(Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7567 (Commission File Number)	94-1381538 (I.R.S. Employer Identification Number)
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
 (Address of principal executive offices and zip code)
(415) 774-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
     On May 27, 2007, URS Corporation (“URS”), Elk Merger Corporation (“Elk Merger Sub”), Bear Merger Sub, Inc. (“Bear Merger Sub”) and Washington Group International, Inc. (“Washington Group”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), which sets forth the terms and conditions pursuant to which Elk Merger Sub, a wholly owned subsidiary of URS, will merge with and into Washington Group, with Washington Group continuing as the surviving corporation (the “Merger”). Subsequently, pursuant to the terms of the Merger Agreement, URS will cause Washington Group to merge with and into Bear Merger Sub, another wholly owned subsidiary of URS, with Bear Merger Sub continuing as the surviving corporation.
     The Merger is conditioned on, among other matters, approval by the stockholders of URS of the proposed stock issuance and approval of the stockholders of Washington Group of the Merger Agreement. In connection with the Merger, URS and Washington Group mailed to their respective stockholders a definitive joint proxy statement/prospectus on or about October 1, 2007 (the “Joint Proxy Statement/Prospectus”).
     As described in the Form 8-K filed by Washington Group on October 10, 2007, a putative class action complaint was filed on October 1, 2007, on behalf of the public stockholders of Washington Group against URS, Washington Group, and each of Washington Group’s directors (collectively, the “Defendants”) in the Court of Chancery of the State of Delaware in and for New Castle County, entitled Schultze Asset Management, LLC (“Plaintiff”) v. Washington Group International, Inc., et. al. (the “Stockholder Action”).
     On October 18, 2007, Plaintiff and the Defendants entered into a memorandum of understanding (the “MOU”) with regard to the settlement of the Stockholder Action. The MOU states that the parties will enter into a settlement agreement providing for, among other things, (i) Washington Group to include certain disclosures in a Current Report on Form 8-K; and (ii) a dismissal with prejudice and a complete settlement and release of all claims against the Defendants asserted in the Stockholder Action, or that arise out of the Merger Agreement and related matters which have been or could have been asserted in the litigation, including but not limited to claims related to the Merger or the Merger Agreement and the adequacy and completeness of disclosures made in connection with the Merger as described in the Joint Proxy Statement/Prospectus. The settlement contemplated by the MOU is subject to confirmatory discovery, the execution by the parties of a definitive settlement agreement, and the approval of that agreement by the Court. The settlement contemplated by the MOU is not conditioned upon the consummation of the Merger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Date: October 19, 2007	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

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